Exhibit 8.1
July 8, 2009
Atlas Energy Resources, LLC
Westpointe Corporate Center One
1550 Coraopolis Heights Road
Moon Township, PA 15108
Ladies and Gentlemen:
     We have acted as counsel to Atlas Energy Resources, LLC, a Delaware limited liability company (“ATN”), and Atlas Energy Operating, LLC, a Delaware limited liability company (“Operating LLC”), in connection with the preparation and filing of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Registration Statement”), and the Prospectus of even date herewith contained therein (the “Prospectus”), with respect to the registration, offer and sale from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended, of:
     (1) common units of ATN (the “Common Units”);
     (2) preferred units of ATN (the “Preferred Units”);
     (3) warrants to purchase Common Units, Preferred Units or any combination thereof (the “Warrants”);
     (4) debt securities of either ATN or Operating LLC, which may be co-issued by Atlas Energy Finance Corp., a Delaware corporation (“Atlas Energy Finance”), in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”); and
     (5) guarantees (the “Guarantees”) of the Debt Securities by ATN and/or the entities listed in the Registration Statement as guarantors (the “Guarantors”).
     You have requested our opinion requiring certain U.S. federal income tax matters in connection with the Registration Statement.
     For purposes of the opinion set forth below, we have reviewed and relied upon (i) the Registration Statement and the Prospectus, and (ii) such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements contained in the Registration Statement and Prospectus which we have neither investigated nor verified. We have assumed that all such statements and factual representations are true, correct, complete, and not breached, and that no actions that are inconsistent with such statements and factual representations will be taken.
     Any inaccuracy in, or breach of, any of the aforementioned statements, representations and assumptions or any change after the date hereof in applicable law could adversely affect our opinion. No ruling has been (or will be) sought from the Internal Revenue Service (the “IRS”) by ATN as to the United States federal income tax consequences of the offering and the ownership and disposition of the Common Units, Preferred Units, Warrants, Debt Securities or Guarantees. The opinion expressed herein is not binding on the IRS or any court, and there can be no assurance that the IRS or a court of competent jurisdiction will not disagree with such opinion.

Exhibit 8.1 - 1

     In connection with our representation of ATN, we prepared the discussion (the “Discussion”) set forth under the caption “Material Tax Consequences” contained in the Registration Statement. All statements of legal conclusion contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the date hereof.
     In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax considerations and ERISA considerations (except for the representations and statements of fact of ATN included in the Discussion, as to which we express no opinion).
     The foregoing opinion is limited to the U.S. federal income tax matters addressed in the Prospectus, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinion expressed herein or in the Prospectus after the date of this letter.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

Very truly yours,

/s/ Ledgewood

LEDGEWOOD
a professional corporation

Exhibit 8.1 - 2